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                                                                   EXHIBIT 21


                  SUBSIDIARIES OF BATTLE MOUNTAIN GOLD COMPANY

                                                             Jurisdiction of
                  Subsidiary                                  Organization
                  ----------                                 ---------------

Battle Mountain (Australia) Inc.                                 Delaware
Battle Mountain (Canada) Inc.                                     Nevada
Battle Mountain Canada Ltd.                                       Ontario
Battle Mountain (Dominican Republic) Inc.                         Nevada
Battle Mountain Exploration Company                               Texas
Battle Mountain Finance Company                                   Nevada
Battle Mountain (Irian Jaya) Ltd.                                 Nevada
Battle Mountain (Ketungau) Inc.                                   Nevada
Battle Mountain (Mamberamo) Ltd.                                  Nevada
Battle Mountain North America Inc.                                Nevada
Battle Mountain (Pacific) Ltd.                                    Nevada
Battle Mountain Resources Inc.                                    Nevada
Battle Mountain Services Company                                  Nevada
Compania Hemlo Gold Chile Limitada                                Chile
Compania Minera El Aguila                                        Delaware
Compania Minera El Condor                                         Nevada
Compania Minera El Halcon                                        Delaware
Compania Minera El Oso                                            Nevada
Compania Minera El Tigre                                          Nevada
Compania Minera La Barca S.A. (88%)                               Bolivia
Compania Minera Vicuna                                            Nevada
Crown Butte Mines, Inc. (60%)                                     Montana
Crown Butte Resources Ltd. (60%)                                  Canada
Empresa Minera Inti Raymi S.A. (88%)                              Bolivia
Empresa Minera La Joya S.R.L. (75.5%)                             Bolivia
Hemlo Explorations Ltd.                                       British Columbia
Hemlo Gold Mines (Ghana) Limited                                  Ghana
Hemlo Gold Mines (U.S.A.) Inc.                                   Delaware
Hemlo Gold Mines Australia Pty. Limited                          Australia
Inversiones Mineras del Inca, S.A. (50.5%)                        Chile
Kori Kollo Corporation                                           Delaware
Mansi River Gold Company, Limited (72.25%)                        Ghana
Minas de Oro Hemlo S.A. de C.V.                                   Mexico
Minera BMG                                                        Nevada
Minera BMG de Chile Inc.                                          Nevada
Minera BMG de Mexico, S. de R.L. de C.V.                          Mexico
Minera Hispaniola, S.A. (60%)                                Dominican Republic
Minera Illimani S.A.(88%)                                        Argentina
Mineracao Flamingo Ltda.                                          Brazil
Mt. Blanca Land and Cattle Company                                Nevada
Niugini Mining Limited (50.5%)                                 Papua New Guinea
Niugini Mining (Australia) Pty. Ltd. (50.5%)                     Australia
Pajingo Gold Mine Pty. Ltd.                                      Australia
Red Dome Pty. Ltd. (50.5%)                                       Australia
SERMAT S.A. (88%)                                                 Bolivia
Silidor Mines Inc.                                                Quebec
Washington Real Estate Group Inc.                                Washington